EXHIBIT 10.1

ACQUISITION AND PURCHASE AGREEMENT

DATED AS OF

APRIL 29, 2016

BY AND BETWEEN

MEDINA INTERNATIONAL HOLDINGS, INC.

AND

MEDICAL INNOVATION HOLDINGS, JOINT VENTURE

PLAN and AGREEMENT

This AGREEMENT, dated as of April 29, 2016 (the "Agreement"), is by and between MEDINA INTERNATIONAL HOLDINGS, INC. ("Medina"), a Colorado Corporation, MEDICAL INNOVATION HOLDINGS JOINT VENTURE. ("MedHold")

WHEREAS, the Board of Directors of Medina has approved the Agreement (the "Acquisition");

WHEREAS, this Agreement is intended to set forth the terms upon which certain assets will be acquired by Medina from MedHold.

NOW, THEREFORE, in consideration of the foregoing and to document the respective intentions, representations, warranties, covenants and agreements by and between the undersigned, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

ARTICLE I
THE CONSIDERATION

SECTION 1.01 *Consideration for Acquisition.* (a) The share consideration deliverable at Closing (as herein defined) by Medina to MedHold and from Medhold to Medina is as follows: In consideration for all of the assets, business plan, and licenses listed on exhibit A, Medina shall issue 351,000,000 restricted Common Shares of MEDINA INTERNATIONAL HOLDINGS, INC. to MedHold's designees and Medhold shall convey to Medina all of the assets, business plan, and licenses listed on Exhibit A, free and clear of all liens and encumbrances.

(b) The consideration deliverable by Medina to the former officers and control shareholders shall be as set forth in subparagraphs 1.04-1.05 below.

(c) The outstanding note for legal fees for a total of $256,000, approximately plus accrued interest thereon, shall be assumed and agreed to be paid in accordance with the terms thereof, without defenses or disagreements thereto at the time of closing. The outstanding balances due to the auditor (approximately $20,000, including current quarter review fees) and transfer agent approximately $1,500 shall be paid as the earnest money for this Acquisition Agreement, concurrently with the execution hereof.

(d) All documents necessary to close and all deliverables and cash required shall be placed in escrow prior to the closing with Michael A. Littman, Esq.

(e) If and when issued in accordance with the provisions hereof, all of the shares of common stock to be issued to MedHold's designees will be duly authorized and validly issued shares of Medina, and will be fully paid and nonassessable

SECTION 1.02 *Effective Date of the Acquisition*

The Acquisition shall become effective upon the delivery of the Assets with transfer documents by MedHold to Medina simultaneously with the delivery of the considerations required in paragraphs 1.01(a), through (d) by the parties, on or before April 29, 2016, regardless of the date of completion of the 10k and 10q's due from Medina.

SECTION 1.03 *Concurrent Conveyance Instrument*

The assignment of the Assets shall be in the form of the Bill of Sale duly executed, .

SECTION 1.04 *Conveyance of Medina Control Shares*

Concurrent with closing hereunder a total of 35,000,000 common shares owned by Madhava Rao Mankal, Daniel Medina and Albert Mardikian, and MGS Grand Sports, Inc. shall be conveyed under separate Share Purchase Agreements to retire to treasury for $100 each and 30 shares of Class A Preferred Convertible stock from Madhava Rao Mankal and Daniel Medina (Super Majority Voting) shall be conveyed for $100 to MedHold.

SECTION 1.05 *Conveyance of Harbor Guard Boats, Inc. Assets*

As a condition of closing hereunder, and the retirement of the commonshares set forth in Section 1.04 hereof, Medina shall convey, at closing, the assets and 100% of stock of the company known as Harbor Guard Boats, Inc. under the terms contained in the Acquisition agreement attached as Exhibit B hereto.

ARTICLE II
TITLE AND LICENSE MATTERS

SECTION 2.01 *Title*

MedHold warrants and represent that when delivered hereunder, the Assets, Business Plan and Intellectual Property a part thereofand Licenses shall be free and clear of all liens and encumbrances, shall not constitute any infringement on any other business or patent or copyright, and the conveyance of such of will not trigger a default or be an event of default as to any other business aspect or matter involving the assets.

ARTICLE III
CLOSING

SECTION 3.01 *Closing*

Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Acquisition (the "Closing") shall take place as soon as reasonably practicable (but in no event on written notice of less than two (2) business days) after all of the conditions set forth in Article VII are satisfied or, to the extent extended hereunder, at the offices of MedHold, on or before 10:00 a.m. local time on April. 20, 2016, or at such other time and place as may be agreed to in writing by the parties

hereto (the date of such Closing being referred to herein as the "Closing Date") at which time the Assets and the consideration identified in Section 1.01 shall be delivered as required thereby. Upon delivery of the considerations set forth in Section 1.01 above, Medina shall cause all officers of Medina to resign their positions with Medina, at which time Medina's Board shall appoint two new directors designated by MedHold, who shall thereafter appoint new officers of Medina. Mankal and Medina shall resign effective on the closing of the transaction herein contemplated

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF MEDINA

Except as set forth in the applicable section of any disclosure schedule delivered by "Medina" to MedHold prior to the execution of this Agreement (the "Medina" Disclosure Schedule"), Medina represents and warrants to MedHold as follows:

SECTION 4.01 Organization of Medina; Authority

Medina is an entity duly organized, validly existing, and in good standing under the laws of the State of Colorado. Medina has all requisite corporate power and corporate authority to enter into the transaction documents to which it is a party ("Transaction Documents"), to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties, and to conduct its business. The execution, delivery, and performance by Medina of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Medina, including, without limitation, the approval of the board of directors of Medina. The Transaction Documents have been duly executed and delivered and, assuming that the Transaction Documents constitute a valid and binding obligation of the other parties thereto, constitute a valid and binding obligation of Medina, enforceable against Medina in accordance with their terms. Medina has heretofore delivered or made available to MedHold complete and correct copies of the certificate of incorporation and by-laws of Medina, as in effect as of the date of this Agreement, and Medina is not in violation of its organizational documents.

SECTION 4.02 No Violation; Consents and Approvals

The execution and delivery by Medina of the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and Medina's compliance and performance with the terms hereof and thereof will not, conflict with or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the certificate of incorporation or by-laws of Medina (b) any Law applicable to Medina or the property or assets of Medina, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien upon any of the properties of Medina under any contract to which Medina is a party or by which Medina or any assets of Medina may be bound. No governmental approval is required to be obtained or made by or with respect to Medina in connection with the execution and delivery of this Agreement or the consummation by Medina of the transactions contemplated hereby.

SECTION 4.03 *Litigation; Compliance with Laws*

(a) There are no claims, actions, suits, investigations or proceedings pending or, to the knowledge of Medina, threatened against, relating to or affecting Medina, its business or its assets that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby or Medina's operation of its business after Closing. Medina is not in default under any order, license, regulation or demand of any federal, state, or local court or other governmental agency with respect to any order, writ, injunction, or decree of any court or such agency.

(b) Medina has complied with, and is in compliance in all material respects with, all federal, state, and local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to Medina, the operation of its business, and its assets (individually, a "Law" and collectively, "Laws"). Medina has received no notice from any federal, state, or local court, agency, organization, or political subdivision (each, a "Governmental Entity") or other person of any violation of any Law. Medina has obtained and holds all required permits, licenses, certificates of authority, orders, and approvals (collectively, "Licenses") of, and has made all filings, applications and registrations with, federal, state, local, or foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as presently conducted and the absence of which would have an adverse effect on such business. All such Licenses are in full force and effect and current. To the knowledge of Medina, no suspension or cancellation of License is threatened, no violations are or have been recorded in respect of any such License, and no proceeding is pending, or, to the knowledge of "Medina", threatened to revoke or limit any such License.

SECTION 4.04 *Capitalization of Medina*

As of date hereof the authorized capital stock of Medina consists of 500,000,000 shares of common stock, of which 56,090,117 common shares were issued and outstanding, a total of 10,000,000 shares of Preferred stock is authorized 50 shares of Class A Preferred are authorized, and 30 shares of Class A Preferred are issued and outstanding. All of the outstanding shares of Medina's common stock have been duly authorized and validly issued and are fully paid and nonassessable. Although a Class B Preferred is authorized, no such Class B shares are issued and outstanding.

The execution, delivery, and performance by Medina of this Agreement and any agreement executed and delivered in connection with this Agreement (collectively, the "Transaction Documents") and the consummation of the transactions contemplated hereby shall have been duly authorized by all necessary corporate actions on the part of Medina. The Transaction Documents have been duly executed and delivered, and, assuming that the Transaction Documents constitute a valid and binding obligation of Medina, they shall also constitute a valid and binding obligation of Medina enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or moratorium or other similar laws or equitable principles affecting creditors' rights generally and subject to general equitable principles which may limit the enforcement of certain remedies.. Medina is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the business is conducted except where the failure to obtain such qualification would not

have a material adverse effect on the business, operations, assets, financial condition, prospects or results of operations, of Medina, taken as a whole. Medina has herewith delivered or made available to Medhold complete and correct copies of the articles of incorporation in effect as of the date of this Agreement. Medina is not in violation of its organizational documents.

SECTION 4.05 *No Brokers or Finders*

Neither Medina nor any of its officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, consulting fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Medina, in connection with this Agreement or the transactions contemplated hereby, in each case, whose fees Medina would be required to pay.

ARTICLE V
ARTICLE V
ADDITIONAL AGREEMENTS

SECTION 5.01 *Access to Information*

From the date hereof until the Closing Date or the earlier termination of this Agreement, each party shall give the other party and its respective counsel, accountants, representatives and agents such reasonable information related to this Agreement and performance hereunder. With respect to MedHold, MedHold shall provide to Medina full access, upon reasonable notice and during normal business hours, to information on the business of MedHold. Medina shall provide Medina with full access, upon reasonable notice and during normal business hours, to information on the business of Medina and all relevant documents, records and other information concerning the business, finances, and properties of such party and its subsidiaries and that MedHold and its counsel, accountants, representatives and agents, may reasonably request. Any due diligence which Medina or its agents and representatives desires to conduct at MedHold's facility shall only be done at such times as Medina and MedHold may mutually agree. No investigation pursuant to this Section 6.01 shall affect or be deemed to modify any of the representations or warranties hereunder or the condition to the obligations of the parties to consummate the Acquisition, it being understood that the investigation will be made for the purposes, among others, of the board of directors of each party determining in its good faith reasonable business judgment the accuracy of the representations and warranties of the other party; provided, however, that in the course of performing its investigations, if a party discovers information which renders a representation or warranty inaccurate, such party shall inform the other party of such discovery. In the event of the termination of this Agreement, each party will return or destroy promptly every document furnished to it by or on behalf of the other party in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return or destroy such documents and any copies thereof any of them may have made.

SECTION 5.02 Legal Conditions to Transaction; Reasonable Efforts

The parties shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Transaction and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them in connection with the Transaction. The parties will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by the parties in connection with the Transaction or the taking of any action contemplated thereby or by this Agreement.

SECTION 5.03 Certain Filings

Each party shall cooperate with the other in (a) connection with the preparation of an announcement or required filings, (b) determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers. Each party shall consult with the other in connection with the foregoing and shall use all reasonable commercial efforts to take any steps as may be necessary in order to obtain any consents, approvals, permits or authorizations required in connection with the transaction.

SECTION 5.04 Public Announcements and Filings

Prior to any release, each party shall give the other a reasonable opportunity to comment upon, and, unless disclosure is required, in the opinion of counsel, by applicable Law, approve (which approval shall not be unreasonably withheld), all press releases or other public communications of any sort relating to this Agreement or the transactions contemplated hereby.

SECTION 5.05 Tax Matters

No representation is made with regard to the tax implications of the agreement for any entity or investor.

ARTICLE VI
CONDITIONS OF THE CLOSING

SECTION 6.01 Conditions to Each Party's Obligation to Effect the Transaction

The respective obligations of each party to close the Transaction contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following condition, which may be waived, in whole or in part to the extent permitted by applicable Law. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, execution order, decree, injunction or other order (whether

temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Transaction or any transaction contemplated by this Agreement; provided, however, that the parties shall use reasonable commercial efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

SECTION 6.02 Additional Conditions of Obligations of Medina

The obligation of Medina to effect the Transaction is also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived in writing by Medina:

(a) *Representations and Warranties.* The representations and warranties of MedHold set forth in this Agreement shall be true and correct in all material respects [except for those representations and warranties qualified by materiality] as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b) *Performance of Obligations of MedHold.* MedHold shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by her under this Agreement at or prior to the Closing Date.

(c) *Deliveries.* At the Closing, MedHold shall have delivered to Medina true, correct and complete copies of resolutions duly and validly adopted by the Joint Venturers of MedHold evidencing the authorization of the execution and delivery of this Agreement, the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, dated as of the Closing Date.

(f) *MedHold's Assets.* MedHold shall assign and convey the Assets, business plan, licenses and intellectual property free and clear of all liens and encumbrances, and license fees or royalties, at Closing.

SECTION 6.03 Additional Conditions of Obligations of MedHold

The obligation of MedHold to close the Transaction is also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived in writing by "MedHold":

(a) *Representations and Warranties.* The representations and warranties of Medina set forth in this Agreement shall be true and correct in all material respects [except for those representations and warranties qualified by materiality] as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b) *Performance of Obligations of Medina.* Medina shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) *Deliveries.* At the Closing, Medina shall have delivered to MedHold: (i) 351,000,000 duly issued and authorized restricted common shares and Mssrs. Medina and Mankalshall have delivered 30 Class A Preferred Shares to MedHold' designees in the denominations set forth in a separate instruction letter, and (ii) the documents required to fully effectuate 1.04-5 hereof.

(d) *Outstanding Obligation.* Outstanding legal fees owed by Medina totaling $140,000 approximately, shall remain on the books and are assumed by MedHold, which by separate agreement, executed at the closing, will agree to indemnify and defend Mankal and Medina, Harbor Guard Boats, Inc. and the Board as to such fees. The closing shall be consummated with any notes or other obligations of Medina, not specifically assumed by Harbor Guard Boats, Inc. or Medina or Mankal, which are not paid at closing by MedHold or released, being specifically assumed by MedHold.

(e) Outstanding transfer agent fees owed by Medina approximately $1,600 shall remain in the books and assumed by the MedHold, to be paid from the earnest money herewith paid.

ARTICLE VII
TERMINATION

SECTION 7.01 *Termination*

This Agreement may be terminated at any time prior to closing, by Medina or MedHold as set forth below:

(a) by mutual consent of the board of directors of Medina and MedHold; or

(b) by Medina upon written notice to MedHold, if any condition to the obligation of Medina to close contained in Article VII hereof has not been satisfied by ten (10) days after date hereof (the "End Date") (unless such failure is the result of Medina's breach of any of its representations, warranties, covenants or agreements contained herein or failure to diligently pursue and fulfill any of its duties and obligations hereunder); or

(c) by MedHold upon written notice to Medina, if any condition to the obligation of MedHold to close contained in Article VII hereof has not been satisfied by the End Date (unless such failure is the result of MedHold's or MedHold's breach of any of its representations, warranties, covenants or agreements contained herein or failure to diligently pursue and fulfill any of her duties and obligations hereunder); or

(d) by Medina or by MedHold if the board of directors or special committee of Medina or MedHold venturers acting with authority granted by said company's by-laws or board of directors determines, in good faith, based upon the written opinion of its outside legal counsel, that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of the Medina board of directors or MedHold venturers under applicable Law; or

(e) by Medina or MedHold, upon written notice to the other party, in the event that any Governmental Entity shall have issued any order, decree, or injunction or taken any other action restraining, enjoining, or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and non-appealable.

SECTION 7.02 *Effects of Termination*

In the event of any termination of this Agreement as provided in Section 7.01 of this Agreement, this Agreement shall forthwith become wholly void and of no further force and effect (other than Article VIII and Article X, which shall remain in full force and effect); provided that nothing herein shall relieve any party from liability for breaches of this Agreement prior to its termination.

SECTION 7.03 *Fees, Costs and Expenses*

Whether or not the Transaction is consummated, all legal costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost and expense.

ARTICLE VIII
SURVIVAL OF REPRESENTATIONS AND WARRANTIES; POST-CLOSING CONDITIONS AND COVENANTS

SECTION 8.01 *Survival of Representations and Warranties*

None of the covenants, agreements, obligations, representations and warranties of the parties set forth in this Agreement shall survive beyond two years after the date of the Closing.

ARTICLE IX
MISCELLANEOUS

SECTION 9.01 *Notices*

Any notice or communication required or permitted by this Agreement shall be given in writing and addressed as follows:

if to Medina to:	MEDINA INTERNATIONAL HOLDINGS, INC. 191 Kettering Drive Ontario, California, 91761
if to MedHold	MEDICAL INNOVATION HOLDINGS a Joint Venture c/o :

Notices shall be served personally, by overnight express mail service by a nationally recognized courier, or by first-class, certified mail, return receipt requested, postage pre-paid. If sent personally, notice shall be deemed delivered upon receipt. If sent by overnight express mail service, notice shall be deemed delivered 24 hours after delivery into the possession and control of the courier. If sent by first-class, certified mail, return receipt requested, notice shall be deemed delivered the earlier of seventy-two (72) hours after mailing or the date on the return receipt, a refusal being deemed a delivery on the date of refusal. If the party to whom any such notice is sent has relocated without leaving a forwarding address, then the notice shall be deemed delivered on the date the notice-receipt is returned stating that the same was undeliverable at such address. Any party may give notification to the other party in any manner described above for change of address for the sending of notices.

SECTION 9.02 *Amendment; Waiver*

This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by or on behalf of all of the parties hereto.

SECTION 9.03 *Successors and Assigns*

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, legal and personal representatives, successors and assigns; provided, that no party shall assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

SECTION 9.04 *Governing Law*

This Agreement shall be construed in accordance with and governed by the law of the State of Colorado without regard to principles of conflict of laws.

SECTION 9.05 *Mediation / Arbitration*

(a) In the event that a dispute should arise under this Agreement, the dispute shall be submitted to mediation under the Uniform Mediation Act (even if said Act has not been adopted in the State of Colorado. Upon written notice by one party to the other of a dispute for mediation, seven (7) days shall be provided for the answer, including an indication of the answering party's willingness to move forward with mediation. In the event said answering party is NOT willing to mediate the identified dispute, the matter shall be moved forward to arbitration as set forth below. All costs of mediation shall be equally borne by the parties hereto.

(b) In the event that one or both parties determine that Mediation of an identified dispute is unacceptable, the dispute shall be settled by binding arbitration conducted in Phoenix, Colorado in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association, modified as follows: The party seeking arbitration shall submit to the other party a statement of the issues(s) to be arbitrated and shall designate such party's nominated arbitrator. The responding party shall respond with any additional or counter

statement of the issue(s) to be arbitrated and shall designate the responding party's arbitrator within fourteen (14) days after receipt of the initial notice of arbitration. The two (2) arbitrators thus nominated shall proceed promptly to select a third arbitrator, who will conduct the arbitration hearing as promptly as the circumstances allow, and within a schedule set forth to both parties not less than 30 days following appointment unless a shorter time is agreed in writing by both parties hereto, and shall render a decision in writing. Any decision rendered in any arbitration shall be accepted by the parties as final and binding, and shall be controlled by the United States Arbitration Act, 9 U.S.C. §1, et seq. Any judgment awarded may be entered and recorded in any court of competent jurisdiction. The arbitration panel shall have no authority to make any ruling, finding or award that does not conform to applicable law. The arbitrator shall have authority to award costs and attorney fees to the prevailing party in accordance with the merits and good faith position asserted by the parties.

SECTION 9.06 Consent to Jurisdiction

Each of the parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of Colorado or any federal court sitting in Colorado for purposes of any suit, action, or other proceeding arising out of this Agreement and the Transaction Documents (and agrees not to commence any action, suit or proceedings relating hereto or thereto except in such courts). Each of the parties agrees that service of any process, summons, notice or document pursuant to the laws of the State of Colorado and on the parties designated in Section 10.01 shall be effective service of process for any action, suit or proceeding brought against it in any such court.

SECTION 9.07 Counterparts; Effectiveness

(a) This Agreement may be signed and transmitted by facsimile machine or by electronic mail. The signature of any person on a facsimile/electronically transmitted copy hereof shall be considered an original signature, and a facsimile/electronically transmitted copy hereof shall have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile/electronic copy of this Agreement shall be re-executed in original form. No party hereto may raise the use of a facsimile machine or computer, or the fact that any signature was transmitted through the use of a facsimile machine or electronically as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this paragraph.

(b) The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of an original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

(c) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 9.08 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership

Except as expressly provided herein, this Agreement (including the Exhibits, documents, and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as expressly provided herein, this Agreement is not intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder. The parties hereby acknowledge that Medina shall not be deemed to have acquired the Assets until Closing of the transactions described herein.

SECTION 9.09 Headings

The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECITON 9.10 No Strict Construction

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 9.11 Severability

If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any party.

SECTION 9.12 Attorneys Fees

In the event it becomes necessary for any party to employ legal counsel or to bring an action at law, in equity or other proceedings to enforce any of the terms of this Agreement, the prevailing party in any such action or proceeding shall be awarded its costs and reasonable attorneys' fees from the non-prevailing party.

SECTION 9.13 Directors

Daniel Medina and Madhava Rao Mankal shall appoint two more directors designated by MedHold, Mssrs. Stol and Dias, effective upon the closing of this Agreement, concurrent with the closing hereof, and Michael J Gallo and John Eric Lewis shall agree to serve as directors until 10 days after a Section 14 (f) Notice to shareholders has been mailed, or 90 days hereafter, whichever is earlier, resigning effective thereupon, and Madhava Rao Mankal and Daniel

Medina shall resign as officers and directors effective immediately upon signing of all of the 10q's and 10k that are due from Medina to be filed to the date of the transaction. The Board, at closing, shall appoint new officers as designated by MedHold.

SECTION 9.13 Confidentiality

Each party to this Agreement will hold, and will cause its respective directors, officers, employees, agents, consultants, and advisors to hold, in strict confidence, unless, based on the advice of outside counsel, disclosure to a Governmental Entity is necessary or appropriate in connection with any necessary regulatory approval, or request for information or similar process, or unless compelled to disclose by judicial or administrative process or by other requirement of law or the applicable requirements of any Governmental Entity (in which case, the party permitted to disclose such information shall, to the extent legally permissible and reasonably practicable, provide the other party with prior written notice of such permitted disclosure), all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, "Confidential Information") concerning the other party hereto furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) previously known by such party on a non-confidential basis, (b) in the public domain without disclosure by such party in breach of this Agreement, or (c) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants, and advisors with the express understanding that such parties will maintain the confidentiality of the Information and, to the extent permitted above, to bank regulatory authorities.

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IN WITNESS WHEREOF, the parties hereto have caused this Acquisition and Purchase Agreement to be duly executed as of the day and year first above written.

MEDINA INTERNATIONAL HOLDINGS, INC.
A COLORADO CORPORATION

By:______________________________
Name:
Title: President/CEO

MEDICAL INNOVATION HOLDINGS,
a Joint Venture

By:______________________________
Name:
Title: General Agent

SCHEDULES

<u>Schedule</u>	<u>Document</u>

1.01 a 351,000,000 shares of restricted common stock as instructed on a separate letter of instruction from MedHold not contained herein

Exhibit A

Certain Licenses, Business Plan, Intellectual Property and Proprietary documents and systems.